UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 21, 2007

US ENERGY INITIATIVES CORPORATION

 (Exact name of registrant as specified in its charter)

Georgia	000-51789	58-2267238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12812 Dupont Circle, Tampa, Florida 33626
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (813) 287-5787

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

ITEM 2.01                      Disposition of Assets.

On December 21, 2007, U.S. Energy Initiatives Corporation (the "Company") and Dutchess Private Equities Fund Ltd. ( “Dutchess”) entered into and closed a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Company sold 80%of the outstanding capital stock of Advanced Aerosol Technologies, Inc., a Delaware corporation (f/k/a Sea Spray Aeorosol, Inc.) and wholly owned subsidiary of the Company (“AAT”), to Dutchess in consideration for the forgiveness outstanding indebtedness in the aggregate principal amount of $2,148,000 currently owed to Dutchess. Furthermore, Dutchess also agreed to assume the debt of AAT, including that certain promissory note, dated August 24, 2007, in the name of Marc Mathys in the amount of one million three hundred and thirty-three thousand dollars ($1,333,000.00).

The Company shall be entitled to receive up to one hundred thousand dollars ($100,000) within thirty (30) days of closing from the current equity of line of credit currently in place between the Company and Dutchess in consideration for shares of common stock of the Company.  Pursuant to the terms of the Investment Agreement, dated March 23, 2006, by and between the Company and Dutchess, Dutchess has contractually agreed to restrict their ability to receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In connection with the Stock Purchase Agreement, the Company and Dutchess entered into a Non-Competition Agreement, dated December 27, 2007, pursuant to which in consideration for the forgiveness of outstanding indebtedness owed to Dutchess in the aggregate principal amount of $10,042,798, the Company agreed that it would not compete with Dutchess or AAT by starting a competing business or by consulting or taking employment with a competition of AAT for a period of 6 months from the date of the Stock Purchase Agreement.  A copy of the Non-Competition Agreement is attached as Exhibit to the Stock Purchase Agreement.

Item 5.02                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 28, 2007, Philip Rappa resigned as chief executive officer of the Company, effective December 31, 2007.  There was no disagreement or dispute between Mr. Rappa and the Company which led to his resignation.

On December 28, 2007, Michelle Hamilton resigned as chief financial officer of the Company, effective December 31, 2007.  There was no disagreement or dispute between Ms. Hamilton and the Company which led to her resignation.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated December 21, 2007, by and among U.S. Energy Initiatives Corporation and Dutchess Private Equities Fund Ltd.

99.1	Resignation Letter of Philip Rappa, dated December 28, 2007

99.2	Resignation Letter of Michelle Hamilton, dated December 28, 2007

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ENERGY INITIATIVES CORPORATION

Date: December 28, 2007	By:	/s/ PHILIP RAPPA
Philip Rappa
Chief Executive Officer
(Principal Executive Officer)